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                                                                   EXHIBIT 99.15

                             SUBORDINATION AGREEMENT

             THIS SUBORDINATION AGREEMENT is dated as of November 16, 1998, by and among SZ Capital, L.P., a Delaware limited partnership ("SZ"), Malibu Entertainment Worldwide, Inc., a Georgia corporation (the "Borrower"), and Foothill Capital Corporation, a California corporation ("Foothill").

             The parties hereto hereby agree as follows:

         1. Definitions. (a) Unless otherwise defined herein, terms defined in the Senior Credit Agreement (defined below) and used herein shall have the meanings given to them in the Senior Credit Agreement.

         (b) The following terms shall have the following meanings:

         "Agreement": this Subordination Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         "Blockage Notice": a written notice from the Senior Lender to the Borrower given as provided in the Senior Credit Agreement that (a) a Non-Payment Event of Default has occurred and is continuing, or (b) an Event of Default would occur if a scheduled interest or principal payment were made under the Subordinated Note in accordance with the terms thereof, which written notice identifies itself as a Blockage Notice or refers to this Subordination Agreement.

         "Blockage Period": any period commencing on the date a Blockage Notice is given and ending on the earlier to occur of:

         (a) the date when (1) the Event of Default that was the basis for such notice has been cured or waived or (2) the conditions shall have ceased to exist which would cause an Event of Default to occur if a scheduled interest or principal payment were made under the Subordinated Note in accordance with the terms thereof; and

         (b) 180 days after the date such Blockage Notice is given.

         "Enforcement Action": with respect to any Subordinated Obligation or any part thereof, any action by any Subordinated Lender, acting as a creditor of the Borrower, to: accelerate the maturity thereof; give notice of the acceleration of the maturity thereof; demand payment thereof from the Borrower; commence or prosecute a legal action or proceeding to enforce same or obtain a judgment with respect thereto; compel, commence, or prosecute arbitration or other alternative dispute resolution proceedings with respect thereto for the purpose of obtaining or attempting to obtain payment or recovery thereof; enforce any writ or judgment with respect thereto; obtain any injunction or restraining order with respect thereto; seize, attach, garnish, foreclose upon, levy upon, or obtain a lien or security interest upon any property or asset of the Borrower with respect thereto; or join in, commence, or prosecute any involuntary bankruptcy or insolvency proceeding against the Borrower.

         "Insolvency Event": (a) The Borrower or any of its Subsidiaries commencing any case, proceeding or other action (1) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors,



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seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries making a general assignment for the benefit of its creditors; or (b) there being commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (a) above which (1) results in the entry of an order for relief or any such adjudication or appointment or (2) remains undismissed, undischarged or unbonded for a period of 60 days; or (c) the Borrower or any of its Subsidiaries taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a) or (b) above; or (d) the Borrower or any of its Subsidiaries generally not paying, or being generally unable to pay, or admitting in writing its general inability to pay, its debts as they become due.

         "Non-Payment Event of Default": any event (other than a Payment Event of Default) the occurrence of which entitles the Senior Lender to accelerate the maturity of any of the Senior Obligations.

         "Payment Event of Default": any default in the payment of the Senior Obligations (whether upon maturity, mandatory prepayment, acceleration or otherwise) beyond any applicable grace period with respect thereto.

         "Senior Credit Agreement": the Consolidated, Amended, and Restated Loan and Security Agreement, dated as of August 22, 1996, by and among the Borrower, Forty-Five of Its Direct and Indirect Subsidiaries Identified therein, and Foothill, as such agreement may be amended, supplemented or otherwise modified from time to time, including, without limitation, amendments, modifications, supplements and restatements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided in such agreement (whether provided by Foothill or a successor lender or lenders).

         "Senior Lender": Foothill or any other holder from time to time of Senior Obligations.

         "Senior Loan Documents": the collective reference to the Senior Credit Agreement, the Senior Notes, the Senior Security Documents and all other documents that from time to time evidence the Senior Obligations or secure or support payment or performance thereof.

         "Senior Loans": the loans made by the Senior Lender to the Borrower or any Subsidiary of the Borrower pursuant to the Senior Credit Agreement.

         "Senior Notes": the promissory note or notes of the Borrower outstanding from time to time under the Senior Credit Agreement.

         "Senior Obligations": the collective reference to the unpaid principal of and interest on the Senior Notes and all other obligations and liabilities of the Borrower to the Senior Lender (including, without limitation, interest accruing at the then applicable rate provided in the Senior Credit Agreement after the maturity of the Senior Loans and interest accruing at the then applicable rate provided in the Senior Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower,



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whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Senior Credit Agreement, the Senior Notes, this Agreement, the other Senior Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Senior Lender that are required to be paid by the Borrower pursuant to the terms of the Senior Credit Agreement or this Agreement or any other Senior Loan Document).

         "Senior Security Documents": the collective reference to all documents and instruments, now existing or hereafter arising, which create or purport to create a lien or security interest in property to secure payment or performance of the Senior Obligations.

         "Subordinated Lender": SZ or any other holder from time to time of the Subordinated Obligations.

         "Subordinated Loan Documents": the collective reference to the Subordinated Note and any other documents or instruments that from time to time evidence the Subordinated Obligations or secure or support payment or performance thereof.

         "Subordinated Loans": the loans made from time to time by the Subordinated Lender to the Borrower evidenced by the Subordinated Note.

         "Subordinated Note": the Subordinated Promissory Note of the Borrower to SZ, dated as of November 16, 1998, as the same may be amended, supplemented or otherwise modified from time to time.

         "Subordinated Obligations": the collective reference to the unpaid principal of and interest on the Subordinated Note and all other obligations and liabilities of the Borrower to the Subordinated Lender (including, without limitation, interest accruing at the then applicable rate provided in the Subordinated Note after the maturity of the Subordinated Loans and interest accruing at the then applicable rate provided in the Subordinated Note after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Subordinated Note, this Agreement, or any other Subordinated Loan Document, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Subordinated Lender that are required to be paid by the Borrower pursuant to the terms of this Agreement or any other Subordinated Loan Document).

         (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.




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         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2. Subordination. (a) Each of the Borrower and the Subordinated Lender agrees, for itself and each future holder of the Subordinated Obligations, that the Subordinated Obligations are expressly "subordinate and junior in right of payment" (as that phrase is defined in paragraph 2(b)) to all Senior Obligations.

         (b) "Subordinate and junior in right of payment" means that:

                  (1) no part of the Subordinated Obligations shall have any claim to the assets of the Borrower on a parity with or prior to the claim of the Senior Obligations; and

                  (2) unless and until the Senior Obligations have been paid in full and any commitment to make Advances under the Senior Credit Agreement has been terminated, without the express prior written consent of the Senior Lender, (A) the Subordinated Lender will not take, demand or receive from the Borrower, and the Borrower will not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or security for the whole or any part of the Subordinated Obligations, including, without limitation, any letter of credit or similar credit support facility to support payment of the Subordinated Obligations; provided, however, that (x) at any time, except during a Blockage Period or when a Payment Event of Default has occurred and is continuing, the Borrower may make, and the Subordinated Lender may receive, scheduled payments on account of principal and interest on the Subordinated Note in accordance with the terms thereof, (y) at any time, the Borrower may make, and the Subordinated Lender may receive, payments on account of the principal and interest on the Subordinated Note in accordance with the terms thereof to the extent that such payments are made with the proceeds of new equity capital obtained by the Borrower or from the proceeds of Future Subordinated Debt incurred by the Borrower; and (z) at any time, Subordinated Lender may exercise any rights it may have to convert all or part of the Subordinated Obligations into preferred stock, common stock or other equity securities of Borrower, and (B) no acceleration of the maturity of the Subordinated Note will be effective until the earlier to occur of (i) five days following notice by the Subordinated Lender to the Senior Lender of such acceleration and (ii) the occurrence of an Insolvency Event.

         (c) Upon the termination of any Blockage Period or if any Payment Event of Default has been cured or waived or shall have ceased to exist, the Subordinated Lender's right to receive payments as provided in clause 2(b)(2)(A) shall be reinstated, and the Borrower may resume making such payments to the Subordinated Lender.

         (d) No Event of Default which existed on the date any Blockage Notice was given shall be the basis for giving any subsequent Blockage Notice, unless such Event of Default shall have been cured or waived or otherwise ceased to exist for a period of not less than 90 consecutive days after the date such Blockage Notice was given.

         (e) No more than one Blockage Notice may be given within any consecutive 360-day period.



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         (f) The expressions "prior payment in full," "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Senior Obligations shall mean the payment in full, in immediately available funds, of all of the Senior Obligations.

         (g) No Subordinated Lender shall take any Enforcement Action against the Borrower or any property or asset of the Borrower at any time that such Subordinated Lender is prohibited under Section 2(b)(2) above from taking, demanding, or receiving payment of the Subordinated Obligations, except that the provisions of this paragraph shall not be applicable for more than 180 days (which need not be consecutive) during any 360-day period, and provided that this paragraph shall not limit the operation of any other provision hereof (for example, without limitation of the foregoing, if any Subordinated Lender should, as a result of any Enforcement Action not prohibited by this paragraph, receive a payment with respect to the Subordinated Obligations that it was prohibited from receiving or retaining under another provision of this Subordination Agreement, or that it was required to turn over to the Senior Lender under another provision of this Subordination Agreement, nothing in this paragraph shall limit the operation of such other provision hereof).

         3. Additional Provisions Concerning Subordination. (a) The Subordinated Lender and the Borrower agree that upon the occurrence of any Insolvency Event:

                  (1) all Senior Obligations shall be paid in full before any payment or distribution is made with respect to the Subordinated Obligations; and

                  (2) any payment or distribution of assets of the Borrower, whether in cash, property or securities, to which the Subordinated Lender would be entitled except for the provisions hereof, shall be paid or delivered by the Borrower, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, directly to the Senior Lender, for the account of the Senior Lender, to the extent necessary to pay in full all Senior Obligations, before any payment or distribution shall be made to the Subordinated Lender.

         (b) Upon the occurrence of any event or proceeding described in clause
(a) of the definition of "Insolvency Event" commenced by or against the
Borrower:

                  (1) the Subordinated Lender irrevocably authorizes and empowers the Senior Lender (A) to demand, sue for, collect and receive every payment or distribution on account of the Subordinated Obligations payable or deliverable in connection with such event or proceeding and give acquittance therefor, and (B) to file claims and proofs of claim in any statutory or non-statutory proceeding and take such other actions, in its own name as Senior Lender or in the name of the Subordinated Lender or otherwise, as the Senior Lender may deem necessary or advisable for the enforcement of the provisions of this Agreement; provided, however, that the foregoing authorization and empowerment imposes no obligation on the Senior Lender to take any such action;

                  (2) the Subordinated Lender shall take such action, duly and promptly, as the Senior Lender may request from time to time (A) to collect the Subordinated Obligations for the account of the Senior Lender and (B) to file appropriate proofs of claim in respect of the Subordinated Obligations; and



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                  (3) the Subordinated Lender shall execute and deliver such powers of attorney, assignments or proofs of claim or other instruments as the Senior Lender may request to enable the Senior Lender to enforce any and all claims in respect of the Subordinated Obligations and to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or in respect of the Subordinated Obligations.

         (c) If any payment or distribution, whether consisting of money, property or securities, be collected or received by the Subordinated Lender in respect of the Subordinated Obligations, except payments permitted to be made at the time of payment as provided in paragraph 2(b), the Subordinated Lender forthwith shall deliver the same to the Senior Lender for the account of the Senior Lender, in the form received, duly indorsed to the Senior Lender, if required, to be applied to the payment or prepayment of the Senior Obligations until the Senior Obligations are paid in full. Until so delivered, such payment or distribution shall be held in trust by the Subordinated Lender as the property of the Senior Lender, segregated from other funds and property held by the Subordinated Lender.

         4. Subrogation. Subject to the payment in full of the Senior Obligations, the Subordinated Lender shall be subrogated to the rights of the Senior Lender to receive payments or distributions of assets of the Borrower in respect of the Senior Obligations until the Senior Obligations shall be paid in full. For the purposes of such subrogation, payments or distributions to the Senior Lender, for the account of the Senior Lender, of any money, property or securities to which the Subordinated Lender would be entitled except for the provisions of this Agreement shall be deemed, as between the Borrower and its creditors other than the Senior Lender and the Subordinated Lender, to be a payment by the Borrower to or on account of Subordinated Obligations, it being understood that the provisions of this Agreement are, and are intended solely, for the purpose of defining the relative rights of the Subordinated Lender, on the one hand, and the Senior Lender, on the other hand.

         5. Consent of Subordinated Lender. (a) The Subordinated Lender consents that, without the necessity of any reservation of rights against the Subordinated Lender, and without notice to or further assent by the Subordinated
Lender:

                  (1) any demand for payment of any Senior Obligations made by the Senior Lender may be rescinded in whole or in part by the Senior Lender, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of the Borrower or any guarantor or any other party upon or for any part thereof, or any collateral security or guarantee thereof or right of offset with respect thereto, or any obligation or liability of the Borrower or any other party under the Senior Credit Agreement or any other agreement, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Senior Lender; and

                  (2) the Senior Credit Agreement, the Senior Notes and any other Senior Loan Document may be amended, modified, supplemented or terminated, in whole or in part, as the Senior Lender may deem advisable from time to time, and any collateral security at any time held by the Senior Lender for the payment of any of the Senior Obligations may be sold, exchanged, waived, surrendered or released, in each case all without notice to or further assent by the Subordinated Lender, which will remain bound



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         under this Agreement, and all without impairing, abridging, releasing or affecting the subordination provided for herein.

         (b) The Subordinated Lender waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Senior Lender upon this Agreement. The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between the Borrower and the Senior Lender shall be deemed to have been consummated in reliance upon this Agreement. The Subordinated Lender acknowledges and agrees that the Senior Lender has relied upon the subordination provided for herein in connection with the Senior Credit Agreement and in continuing to make funds available to the Borrower thereunder. The Subordinated Lender waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.

         6. Negative Covenants of the Subordinated Lender. So long as any of the Senior Obligations shall remain outstanding, the Subordinated Lender shall not, without the prior written consent of the Senior Lender:

         (a) sell, assign, or otherwise transfer, in whole or in part, the Subordinated Obligations or any interest therein to any other Person (a "Transferee") or create, incur or suffer to exist any security interest, lien, charge or other encumbrance whatsoever upon the Subordinated Obligations in favor of any Transferee unless (1) such action is made expressly subject to this Agreement and (2) the Transferee expressly acknowledges to the Senior Lender, by a writing in form and substance satisfactory to the Senior Lender, the subordination provided for herein and agrees to be bound by all of the terms hereof; or

         (b) permit any of the Subordinated Loan Documents to be amended, modified or otherwise supplemented.

         7. Senior Obligations Unconditional. All rights and interests of the Senior Lender hereunder, and all agreements and obligations of the Subordinated Lender and the Borrower hereunder, shall remain in full force and effect irrespective of:

         (a) any lack of validity or enforceability of any Senior Loan
Documents;

         (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of the terms of the Senior Credit Agreement or any other Senior Loan Document;

         (c) any exchange, release or nonperfection of any security interest in any Collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or any guarantee thereof; or

         (d) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Borrower in respect of the Senior Obligations, or of either the Subordinated Lender or the Borrower in respect of this Agreement.



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         8. Representations and Warranties. The Subordinated Lender represents and warrants to the Senior Lender that:

         (a) its Subordinated Note (1) has been issued to it for good and valuable consideration, (2) is owned by the Subordinated Lender free and clear of any security interests, liens, charges or encumbrances whatsoever arising from, through or under such Subordinated Lender, other than the interest of the Senior Lender under this Agreement, (3) is payable solely and exclusively to such Subordinated Lender and to no other Person and (4) constitutes the only evidence of the obligations evidenced thereby;

         (b) the Subordinated Lender has the limited partnership power and authority and the legal right to execute and deliver and to perform its obligations under this Agreement and has taken all necessary limited partnership action to authorize its execution, delivery and performance of this Agreement; and

         (c) this Agreement constitutes a legal, valid and binding obligation of the Subordinated Lender.

         9. No Representation by Senior Lender. The Senior Lender has made no representations or warranties, express, or implied, nor does the Senior Lender assume any liability to the Subordinated Lender with respect to: (a) the financial or other condition of obligors under any instruments of guarantee with respect to the Senior Obligations, (b) the enforceability, validity, value or collectibility of the Senior Obligations or the Subordinated Obligations, any collateral therefor, or any guarantee or security which may have been granted in connection with any of the Senior Obligations or the Subordinated Obligations or
(c) the Borrower's title or right to transfer any collateral or security.

         10. Provisions Applicable After Bankruptcy; No Turnover.

         (a) The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of any event contemplated under clause (a) of the definition of "Insolvency Event."

         (b) To the extent that the Subordinated Lender has or acquires any rights under Section 363 or Section 364 of the Bankruptcy Code with respect to the Collateral, such Subordinated Lender hereby agrees not to assert such rights without the prior written consent of the Senior Lender; provided that, if requested by the Senior Lender, the Subordinated Lender shall seek to exercise such rights in the manner requested by the Senior Lender, including the rights in payments in respect of such rights.

         11. Further Assurances. The Subordinated Lender and the Borrower, at their own expense and at any time from time to time, upon the written request of the Senior Lender will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Senior Lender reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

         12. Expenses. (a) The Borrower will pay or reimburse the Senior Lender, upon demand, for all its costs and expenses in connection with the enforcement or preservation of any



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rights under this Agreement, including, without limitation, fees and disbursements of counsel to the Senior Lender.

         (b) The Borrower will pay, indemnify, and hold the Senior Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, tort or on any other ground), judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to this Agreement or any action taken or omitted to be taken by the Senior Lender with respect to any of the foregoing, except for any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of the Senior Lender.

         13. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Senior Lender on the one hand and the Subordinated Lender on the other, and no other Person shall have any right, benefit or other interest under this Agreement.

         14. Legend. The Subordinated Lender and the Borrower will cause the Subordinated Note to bear upon its face the following legend:

         ALL INDEBTEDNESS EVIDENCED BY THIS AMENDED AND RESTATED SUBORDINATED PROMISSORY NOTE IS SUBORDINATED TO OTHER INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND IS OTHERWISE SUBJECT TO THE TERMS OF, THE SUBORDINATION AGREEMENT, DATED AS OF NOVEMBER 16, 1998, AS THE SAME MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, BY AND AMONG MALIBU ENTERTAINMENT WORLDWIDE, INC., AS BORROWER, SZ CAPITAL, L.P., AS SUBORDINATED LENDER, AND FOOTHILL CAPITAL CORPORATION, AS SENIOR LENDER.

         15. Powers Coupled With An Interest. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Obligations are paid in full and any commitment to make Advances under the Senior Credit Agreement has been terminated.

         16. Notices. All notices, requests and demands to or upon the Senior Lender or the Borrower or the Subordinated Lender to be effective shall be in writing (or by fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand or
(2) if given by mail, three days following deposit in the mails by certified mail, return receipt requested, or (3) if by fax or similar electronic transfer, when transmission has been electronically confirmed, or (4) if given by overnight courier, on the business day following delivery to such courier, in each case addressed as follows:

If to the Senior Lender: at the address specified in the Senior Credit Agreement

If to the Borrower: at the address specified in the Senior Credit Agreement



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If to the Subordinated Lender:

                  SZ Capital, L.P.
                  Texas Commerce Tower
                  2200 Ross Avenue, Suite 4200 West
                  Dallas, Texas  75201
                  Attn:  Daniel A. Decker
                  Fax No.:  (214) 220-4949

The Senior Lender, the Borrower and the Subordinated Lender may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

         17. Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Agreement signed by all the parties shall be lodged with the Senior Lender. Delivery of executed counterparts may occur by facsimile, provided that any party delivering a signature by facsimile promptly thereafter shall deliver an original signed counterpart, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

         18. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         19. Integration. This Agreement represents the agreement of the Senior Lender and the Subordinated Lender with respect to the subject matter hereof and there are no promises or representations by the Senior Lender or the Subordinated Lender relative to the subject matter hereof not reflected herein.

         20. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Senior Lender, the Borrower and the Subordinated Lender; provided that any provision of this Agreement may be waived by the Senior Lender in a letter or agreement executed by the Senior Lender or by facsimile transmission from the Senior Lender.

         (b) No failure to exercise, nor any delay in exercising, on the part of the Senior Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         21. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         22. Successors and Assigns. (a) This Agreement shall be binding upon the successors and assigns of the Borrower and the Subordinated Lender and shall inure to the benefit of the Senior Lender and its successors and assigns.

         (b) Upon a successor Senior Lender becoming the Senior Lender under the Senior Credit Agreement, such successor Senior Lender automatically shall become the Senior Lender hereunder with all the rights and powers of the Senior Lender hereunder without the need for any further action on the part of any party hereto.

         (c) Upon the exercise of any rights that Subordinated Lender or any successor or assign of Subordinated Lender may have to convert all or part of the Subordinated Obligations into preferred stock, common stock, or other equity securities of Borrower, each of the provisions of this Agreement shall be applicable, mutatis mutandis (to the extent applicable thereto), to any such preferred stock, common stock, or other equity securities held by Subordinated Lender or any successor or assign of Subordinated Lender. Notwithstanding the foregoing, this Subordination Agreement is not intended to and shall not impair, restrict or encumber the voting rights granted to Subordinated Lender pursuant to the Subordinated Loan Documents and the Certificate of Designations of Series E Preferred Stock contained therein or the ability of Subordinated Lender to exercise such voting rights.

         23. Governing Law. This Agreement shall be governed by,and construed and interpreted in accordance with, the law of the State of New York (without giving effect to principles of conflict of laws other than Section 5-1401 of the New York General Obligations Law).


                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be duly executed and delivered as of the day and year first above written.


                       SZ CAPITAL, L.P.

                            By:  SZ GenPar, L.P.
                                 Its General Partner

                                 By:   HH GenPar Partners
                                       Its General Partner

                                       By:  Hampstead Associates, Inc.
                                            Its Managing General Partner


                                             By: /s/ Kurt Read
                                                 -------------------------------
                                             Name: /s/ Kurt Read
                                                   -----------------------------
                                             Title: Vice President
                                                    ----------------------------

                       MALIBU ENTERTAINMENT WORLDWIDE, INC.


                       By: /s/ Richard N. Beckert
                           -------------------------------------
                             Richard N. Beckert
                             Chief Executive Officer


                       FOOTHILL CAPITAL CORPORATION


                        /s/ Thomas Sigurdson
                       ---------------------------------------
                       Name:      Thomas Sigurdson
                             ---------------------------------
                       Title:     Vice President
                              --------------------------------